Exhibit 10.8
OMNIBUS AMENDMENT AND WAIVER AGREEMENT
     OMINIBUS AMENDMENT AND WAIVER AGREEMENT, dated as of April 26, 2005, by and among TANDEM HEALTH CARE, INC., a Pennsylvania corporation (the “Company”), the several persons names in Schedule I hereto (collectively, the “Behrman Investors”), the several persons named in Schedule II hereto (collectively, the “Founders”), GLEN A. TOBIAS (“Tobias”) and ROBERT W. GLUSKIN (“Gluskin”).
     WHEREAS, the Company, the Founders and the Behrman Investors are party to a Stockholders Agreement, dated as of March 25, 1998 (the “Stockholders Agreement”), which sets forth certain provisions related to the shares of capital stock of the Company owned by the Founders and the Behrman Investors and certain agreements regarding the management of the Company;
     WHEREAS, the Company, the Founders and the Behrman Investors are party to a Registration Rights Agreement, dated as of March 25, 1998 (the “Registration Rights Agreement”), which grants, among other things, certain registration rights to the Behrman Investors and the Founders;
     WHEREAS, the Company, the Founders, the Behrman Investors and Tobias are party to an Omnibus Amendment and Waiver Agreement, dated as of April 26, 2000, whereby Tobias became a party to the Stockholders Agreement and the Registration Rights Agreement,
     WHEREAS, on the date hereof, the Company has entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Gluskin and the Behrman Investors, pursuant to which Gluskin will purchase an aggregate 24,801 shares of Series G Convertible Preferred Stock, $0.01 par value (“Convertible Preferred Stock”), of the Company and 14,881 shares of Series H Redeemable Preferred Stock, $0.01 par value (“Redeemable Preferred Stock”), of the Company;
     WHEREAS, Section 12 of the Stockholders Agreement provides that the Stockholders Agreement may not be modified or amended except in a writing signed by the Company and the Stockholders (as defined in the Stockholders Agreement); and
     WHEREAS, Section 13(d) of the Registration Rights Agreement provides that the Registration Rights Agreement may not be modified or amended except in a writing signed by the holders of a majority of the shares of Restricted Stock (as defined in the Registration Rights Agreement);
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Amendment of the Stockholders Agreement. Gluskin hereby becomes a party to the Stockholders Agreement and becomes a “Stockholder” for all purposes under the Stockholders Agreement, and, accordingly, the definition of the term “Stockholder” in the introductory paragraph of the Stockholders Agreement is hereby amended to include Gluskin. No signatures by the Company or Gluskin other than the signatures on this Agreement shall be necessary for Gluskin to become a party to the Stockholders Agreement. It is understood and agreed that (i) the term “Convertible Preferred Stock” in the Stockholders Agreement shall include the aggregate 24,801 shares of Convertible Preferred Stock being purchased by Gluskin pursuant to the Securities Purchase Agreement and (ii) the term “Redeemable Preferred Stock” in the Stockholders Agreement shall include the aggregate 14,881 shares of Redeemable Preferred Stock being purchased by Gluskin pursuant to the Securities Purchase Agreement.
     2. Amendment of the Registration Rights Agreement. Gluskin hereby becomes a party to the Registration Rights Agreement and becomes a “Purchaser” for all purposes under the Registration Rights Agreement, and, accordingly, the definition of the term “Purchaser” in the introductory paragraph of the Registration Rights Agreement is hereby amended to include Gluskin. No signatures by the Company or Gluskin other than the signatures on this Agreement shall be necessary for Gluskin to become a party to the Registration Rights Agreement. It is understood and agreed that (i) the term “Convertible Preferred Shares” in the Registration Rights Agreement shall include the aggregate 24,801 shares of Convertible Preferred Stock being purchased by Gluskin pursuant to the Securities Purchase Agreement and (ii) the term “Redeemable Preferred Shares” in the Registration Rights Agreement shall include the aggregate 14,881 shares of Redeemable Preferred Stock being purchased by Gluskin pursuant to the Securities Purchase Agreement. The parties hereto confirm that the shares of Common Stock, $.00008 par value of the Company, issued up the conversion of such Convertible Preferred Shares and any securities issued upon the exchange, adjustment or transfer of any such shares, shall be included in the definition of “Conversion Shares” and thereby also included in the definition of “Restricted Stock,” each in the Registration Rights Agreement.
     3. Waiver of Participation Rights. Each of the Founders and Tobias hereby waives any and all participation rights that such parties may have under Section 3 of the Stockholders Agreement with respect to the purchase by Gluskin and the Behrman Investors of Convertible Preferred Stock and Redeemable Preferred Stock as contemplated by the Securities Purchase Agreement.
     4. Effectiveness. This Agreement shall become effective upon the execution and delivery of counterparts hereof by (i) the Company, (ii) each of the Stockholders (as defined in the Stockholders Agreement), (iii) the holders of a majority of the shares of Restricted Stock (as defined in the Registration Rights Agreement) and (iv) Gluskin. It is understood and agreed that, on the date of this Agreement, the Founders, Tobias and the Behrman Investors together constitute the parties referred to in (ii) and (iii) of this paragraph.
     5. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to principles of conflicts of laws.
     6. Counterparts. This Agreement may be executed in one or more counterparts as if the parties executing the several counterparts had all executed one counterpart as of the day and year first above written.
     7. Headings. The titles of the paragraphs of the Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Omnibus Amendment and Waiver Agreement as of the day and year first above written.

TANDEM HEALTH CARE, INC.

By:	/s/ Lawrence R. Deering

Name: Lawrence R. Deering Title: Chief Executive Officer

BEHRMAN CAPITAL II L.P.

By:	Behrman Brothers, L.L.C. General Partner

By:	/s/ William M. Matthes

Managing Member

STRATEGIC ENTREPRENEUR FUND II, L.P.

By:	/s/ William M. Matthes

General Partner

/s/ Lawrence R. Deering

Lawrence R. Deering

/s/ Joseph D. Conte

Joseph D. Conte

/s/ Glen A. Tobias

Glen A. Tobias

/s/ Robert W. Gluskin

Robert W. Gluskin

LAWRENCE R. DEERING GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Lawrence R. Deering

Name: Lawrence R. Deering Title: Trustee

SCHEDULE I
The Behrman Investors are:
Behrman Capital II L.P.
126 East 56th Street
New York, York 10022
Attn: Mark Visser
Fax: (212) 980-7024
Strategic Entrepreneur Fund II, L.P.
126 East 56th Street
New York, New York 10022
Attn: Mark Visser
Fax: (212) 980-7024

SCHEDULE II
The Founders are:
Lawrence R. Deering
c/o Tandem Health Care, Inc.
800 Concourse Parkway South
Suite 200
Maitland, FL 32751
Fax: (407) 571-0595
Joseph D. Conte
c/o Tandem Health Care, Inc.
800 Concourse Parkway South
Suite 200
Maitland, FL 32751
Fax: (407) 571-0595

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